EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                 August 2, 1999

1-800-FLOWERS.COM, Inc.
1600 Stewart Avenue
Westbury, New York 11590

            Re:   1-800-FLOWERS.COM, Inc. - Registration Statement on Form S-8

Dear Ladies and Gentlemen:

            We have acted as counsel to 1-800-FLOWERS.COM, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 9,900,000 shares of Class A Common Stock and related stock options for under the Company's 1999 Stock Incentive Plan (the "Incentive Plan") and 1,237,500 shares of Class A Common Stock and 1,237,500 shares of Class B Common Stock and related stock options for issuance under the 1997 Stock Option Plan (the "1997 Plan"). All of such shares are collectively referred to herein as the "Shares".

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Incentive Plan and 1997 Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Incentive Plan and 1997 Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the 1997 Plan or the Shares.

                                        Very truly yours,


                                        BROBECK, PHLEGER & HARRISON LLP